UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

PREMIER FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PFC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On April 29, 2021, Premier Financial Corp. (“Premier Financial”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 1, 2021, the voting record date, there were 37,273,303 Premier Financial common shares outstanding and entitled to vote. At the Annual Meeting, 30,073,731 shares, or 80.68%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(b)	(i) The following directors were elected at the Annual Meeting for a three-year term to expire at the 2024 Annual Meeting of Shareholders:

	Number of Votes:
	For	Withheld	Broker Non-Votes
Marty E. Adams	23,539,875	1,405,386	5,128,470
Donald P. Hileman	23,613,672	1,331,589	5,128,470
Gary M. Small	24,291,588	653,673	5,128,470
Samuel S. Strausbaugh	24,138,455	806,806	5,128,470

Other directors whose terms of office continued after the Annual Meeting:

Zahid Afzal Louis M. Altman Terri A. Bettinger John L. Bookmyer Lee Burdman Jean A. Hubbard Charles D. Niehaus Mark A. Robison Richard J. Schiraldi

(ii)  Premier Financial’s shareholders approved, in a non-binding advisory vote, Premier Financial’s executive compensation as disclosed in the proxy statement for the Annual Meeting, with final voting results as follows:

Number of Votes:
For	Against	Broker Non-Votes	Abstain
23,986,615	606,477	5,128,470	352,169

(iii)  Premier Financial’s shareholders ratified the appointment of Crowe LLP as Premier Financial’s independent registered public accounting firm for the 2021 fiscal year, with final voting results as follows:

Number of Votes:
For	Against	Broker Non-Votes	Abstain
29,784,581	227,224	—	61,926

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL CORP.

By:	/s/ Paul D. Nungester, Jr.
Paul D. Nungester, Jr.
Chief Financial Officer

Date: May 3, 2021